Exhibit 26(d)(i)(c)

CVAT Schedule Pages (VL07)

Western Reserve Life Assurance Co. of Ohio

Office: Clearwater, Florida

Policy Schedule

Policy Number:	[0112345678]

Primary Insured:	[JOHN DOE]
Issue Age And Sex:	[35 – Male]
Specified Amount:	$[250,000.00]	Policy Date:	[December 01, 2007]
Option Type:	[A]	Record Date:	[December 01, 2007]
Planned Premium:	$[5,000.00]	No Lapse Date:	[December 01, 2017]
Payment Frequency:	[Annually]	Reallocation Date:	[December 16, 2007]
Initial Premium:	$[5,000.00]	Minimum Monthly
		Guarantee Premium:	$[130.14]

Rate Class:	[Preferred Elite (Non- Tobacco)]
Rate Band:	[Band 1]

Life Insurance Compliance Test:		[Cash Value Accumulation Test]

Minimum Specified Amount
Band 1:		$50,000.00
Band 2:		$500,000.00
Band 3:		$1,000,000.00

Separate Account Provisions

Separate Account:		[WRL Series Life Account]

Mortality and Expense Risk Charge
Policy Years 1-15:		.75% (Annually)
Policy Years 16+
Current:		[.00% (Annually)]
Guaranteed:		.30% (Annually)

Reallocation Account:		Fixed Account

Policy Value Provisions

Net Premium Factor
Policy Year 1:		[97.00% - 100.00%]
Policy Years 2+:		97.00%

Monthly Policy Charge
Initial (Guaranteed for the First Policy Year):		[$10.00]
Guaranteed:		$12.00

Per Unit Charge per $1000 of Specified Amount:
Band 1:		[$.27]
Band 2:		[$.25]
Band 3:		[$.24]

Duration of Per Unit Charge
Current:		[8]
Guaranteed:		20

Fixed Account Value Limit:		[$5,000.00-$250,000.00]

VL07	Page 3

Western Reserve Life Assurance Co. of Ohio

Office: Clearwater, Florida

Policy Schedule (Continued)

Policy Number: [0112345678]

Limitation Percentage

The Limitation Percentage is a percentage based on the Primary Insured’s sex, Rate Class, Rate Band, and Attained Age at the beginning of the policy year, and is used in calculating the death benefit as shown in the Option Type section of the Death Benefit Provisions.

For the Cash Value Accumulation Test, the Limitation Percentages are as follows:

Primary Insured’s Attained Age	Limitation Percentage
35	489.8
36	471.2
37	453.3
38	436.2
39	421.3
40	406.9
41	393.0
42	379.7
43	366.9
44	354.6
45	342.8
46	331.6
47	320.7
48	310.3
49	300.2
50	290.5
51	281.1
52	272.1
53	263.4
54	255.2
55	247.3
56	239.8
57	232.6
58	225.7
59	219.1
60	212.7
61	206.7
62	200.9
63	195.4
64	190.2
65	185.3
66	180.5
67	176.0
68	171.7
69	167.5
70	163.5
71	159.7
72	156.0
73	152.5
74	149.3
75	146.1
76	143.2
77	140.3
78	137.7
79	135.1
80	132.8
81	130.6
82	128.5
83	126.6
84	124.8
85	123.1
86	121.5
87	120.1
88	118.8
89	117.5
90	116.4
91	115.3
92	114.2
93	113.1
94	112.0
95	110.8
96	109.5
97	107.9
98	106.0
99	103.4
100	101.0

VL07	Page 3A

Western Reserve Life Assurance Co. of Ohio

Office: Clearwater, Florida

Policy Schedule (Continued)

Policy Number: [0112345678]

Table of Surrender Charges

(Per $1000 of Initial Specified Amount as of the Policy Date)

The Table of Surrender Charges is applicable only to the Initial Specified Amount. Upon any increase to the Specified Amount, an additional Surrender Charge will be incurred.

Specified Amount:	$[250,000.00]
Policy Date:	[December 01, 2007]

End of Year*	Surrender Charge
AT ISSUE	$19.82
1	$19.82
2	$17.24
3	$13.87
4	$11.89
5	$7.93
6	$5.95
7	$3.96
8	$0.00

*	The Surrender Charge on any date other than an end of year will be pro-rated between the two end of year charges.

VL07	Page 3B

Western Reserve Life Assurance Co. of Ohio

Office: Clearwater, Florida

Rider Information

Policy Number: [0112345678]

Monthly Deduction
Primary Insured Rider Plus		$	[1.02	]
Number:	[50X0003949]
Insured:	[John Doe]
Face Amount:	$[50,000.00]
Rate Class:	[Preferred Elite (Non Tobacco)]
Per Unit Charge per $1,000 of Face Amount:	$[.01]

Other Insured Rider		$	[3.23	]
Number:	[50X0003873]
Insured:	[Jane Doe]
Issue Age:	[26]
Sex:	[Female]
Face Amount:	$[100,001.00]
Rate Class:	[Preferred Elite (Non Tobacco)]
Per Unit Charge per $1,000 of Face Amount:	$[.03]

The Monthly Deductions shown above are applicable for the first policy month. For Monthly Deductions after the first policy month, refer to the Rider form.

VL07	Page 4

Western Reserve Life Assurance Co. of Ohio

Office: Clearwater, Florida

Policy Schedule

Policy Number: [0112345678]

Table of Guaranteed Maximum Life Insurance Rates

Guaranteed Rate Basis for Initial Specified Amount on Primary Insured

Commissioners 2001 Standard Ordinary Tobacco or Non-Tobacco Mortality Table

[John Doe]

[Male Lives]

[Non Tobacco User Classification]

Current Cost of Insurance Rates are less than or equal to the Guaranteed Rates. We guarantee that for the first [3] years from issue the current Cost of Insurance Rates will not change.

Current Monthly Cost of Insurance Rates per $1,000

Attained Age	Monthly Rate
35	.01165
36	.01416
37	.01847

Guaranteed Monthly Cost of Insurance Rates Per $ 1,000

Attained Age	Monthly Rate
38	.11083
39	.11750
40	.12666
41	.13750
42	.15083
43	.16666
44	.18416
45	.20333
46	.22250
47	.23833
48	.25083
49	.26666
50	.28750
51	.31416
52	.34666
53	.38416
54	.43166
55	.48500
56	.54000
57	.59333
58	.64666
59	.70916
60	.78500
61	.87750
62	.98500
63	1.10250
64	1.22500
65	1.35250
66	1.48166
67	1.61666
68	1.75916
69	1.91916
70	2.10583
71	2.33250
72	2.59750
73	2.87666
74	3.17666
75	3.50333
76	3.87166
77	4.30000
78	4.79750
79	5.35500
80	5.97666
81	6.65250
82	7.36833
83	8.15000
84	9.01916
85	9.98583
86	11.04916
87	12.19833
88	13.42000
89	14.70166
90	15.97833
91	17.23500
92	18.55166
93	19.94000
94	21.40250
95	22.85083
96	24.26500
97	25.77166
98	27.37833
99	29.09250

VL07	Page 4A

Western Reserve Life Assurance Co. of Ohio

Office: [Clearwater, Florida]

Policy Schedule

Policy Number: [0123456789]

Table of Guaranteed

Maximum Life Insurance Rates

Guaranteed Rate Basis for Initial Specified Amount on Primary Insured Rider Plus

Commissioners 2001 Standard Ordinary Tobacco or Non-Tobacco Mortality Table

[John Doe]

[Male Lives]

[Non Tobacco User Classification]

Monthly Cost of Insurance Rates per $1,000

Attained Age	Monthly Rate
35	0.09333
36	0.09750
37	0.10333
38	0.11083
39	0.11750
40	0.12666
41	0.13750
42	0.15083
43	0.16666
44	0.18416
45	0.20333
46	0.22250
47	0.23833
48	0.25083
49	0.26666
50	0.28750
51	0.31416
52	0.34666
53	0.38416
54	0.43166
55	0.48500
56	0.54000
57	0.59333
58	0.64666
59	0.70916
60	0.78500
61	0.87750
62	0.98500
63	1.10250
64	1.22500
65	1.35250
66	1.48166
67	1.61666
68	1.75916
69	1.91916
70	2.10583
71	2.33250
72	2.59750
73	2.87666
74	3.17666
75	3.50333
76	3.87166
77	4.30000
78	4.79750
79	5.35500
80	5.97666
81	6.65250
82	7.36833
83	8.15000
84	9.01916
85	9.98583
86	11.04916
87	12.19833
88	13.42000
89	14.70166
90	15.97833
91	17.23500
92	18.55166
93	19.94000
94	21.40250
95	22.85083
96	24.26500
97	25.77166
98	27.37833
99	29.09250

VL07	Page 4B

Western Reserve Life Assurance Co. of Ohio

Office: [Clearwater, Florida]

Policy Schedule

Policy Number: [0123456789]

Table of Guaranteed

Maximum Life Insurance Rates

Guaranteed Rate Basis for Initial Specified Amount on Other Insured Rider

Commissioners 2001 Standard Ordinary Tobacco or Non-Tobacco Mortality Table

[Jane Doe]

[Female Lives]

[Non Tobacco User Classification]

Monthly Cost of Insurance Rates per $1,000

Attained Age	Monthly Rate
26	0.04583
27	0.04750
28	0.05000
29	0.05250
30	0.05500
31	0.05833
32	0.06166
33	0.06583
34	0.07083
35	0.07666
36	0.08250
37	0.08750
38	0.09166
39	0.09666
40	0.10250
41	0.10916
42	0.11666
43	0.12583
44	0.13666
45	0.14916
46	0.16416
47	0.18166
48	0.20083
49	0.22250
50	0.24666
51	0.27416
52	0.30500
53	0.33750
54	0.37166
55	0.41083
56	0.45333
57	0.49833
58	0.54500
59	0.59250
60	0.64250
61	0.69750
62	0.75583
63	0.81750
64	0.88500
65	0.96000
66	1.04166
67	1.13250
68	1.23333
69	1.34333
70	1.46750
71	1.60916
72	1.76416
73	1.93333
74	2.12083
75	2.32666
76	2.55250
77	2.80250
78	3.07500
79	3.37416
80	3.74583
81	4.20250
82	4.68583
83	5.19333
84	5.75916
85	6.33250
86	7.01000
87	7.84666
88	8.72916
89	9.60750
90	10.25416
91	10.87250
92	11.89750
93	13.28666
94	15.01666
95	16.89916
96	18.75333
97	19.95666
98	20.61000
99	21.96583

VL07	Page 4C